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                                                                    EXHIBIT 4.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                TOM BROWN, INC.


         Tom Brown, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         Pursuant to the provisions of the Delaware General Corporation Law, the Board of Directors and the stockholders of the Corporation adopted an amendment to the Certificate of Incorporation of the Corporation, which is set forth in the following resolution in accordance with Section 242 of the Delaware General Corporation Law, the purpose of which amendment is to increase the number of authorized shares of Common Stock:

         "RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article Fourth thereof, so that as amended, the first sentence of Article Fourth shall read as follows:

                 FOURTH: The total number of shares of all classes that the Corporation shall have authority to issue is 32,500,000, of which 2,500,000 shares shall be Preferred Stock, par value $.10 per share, and 30,000,000 shares shall be Common Stock, $.10 par value per share.

         Except as specifically amended hereby, all other provisions of Article Fourth shall remain in full force and effect.

         IN WITNESS WHEREOF, Tom Brown, Inc. has caused this Certificate of Amendment to be signed by Donald L. Evans, its Chairman of the Board of Directors, and attested by Kim Harris, its Assistant Secretary, this 18th day of May, 1994.


                                             TOM BROWN, INC.


                                             By:  /s/ Donald L. Evans
                                                ----------------------------
                                             Donald L. Evans, Chairman of the
                                                   Board of Directors
ATTESTED:


/s/ Kim Harris
---------------------------------
Kim Harris, Assistant Secretary
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         The undersigned Chairman of the Board of Directors of Tom Brown, Inc.,
being duly sworn, does verify that the foregoing instrument represents the act and deed of Tom Brown, Inc. and that the facts stated in such instrument are true.



                                         /s/ Donald L. Evans
                                         ---------------------------
                                         Donald L. Evans, Chairman of
                                            the Board of Directors

STATE OF TEXAS             )
                           )
COUNTY OF MIDLAND          )

         Before me, the undersigned authority, on this day personally appeared DONALD L. EVANS and KIM HARRIS, Chairman of the Board of Directors and Assistant Secretary, respectively, of Tom Brown, Inc., a corporation formed under the laws of the State of Delaware, known to me to be the individuals whose names are subscribed to the foregoing instrument, and acknowledged and swore to me that they each executed the same for the purposes and consideration therein expressed and as the act and deed of said corporation and that the facts stated in the foregoing instrument are true.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE this 18th day of May, 1994.


                                        /s/ Carolyn Vannoy
                                        ---------------------------------
                                        Name:  Carolyn Vannoy
                                             Notary Public in and for
                                               the State of Texas





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